Exhibit 99

Acadia Healthcare First Quarter Adjusted EPS Increases 53.6% to $0.43

Revenue Grows 81.6%

Increases Guidance for 2015 Adjusted Earnings per Diluted Share to Range of $2.11 to $2.15 from Previous Range of $2.03 to $2.10

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 28, 2015--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2015. Revenue increased 81.6% to $365.8 million from $201.4 million for the first quarter of 2014. Income from continuing operations was $14.6 million, or $0.23 per diluted share, for the first quarter of 2015 compared with $13.0 million, or $0.26 per diluted share, for the first quarter of 2014. Adjusted income from continuing operations increased 93.5% to $27.1 million for the first quarter of 2015 from $14.0 million for the first quarter of 2014, while adjusted income from continuing operations per diluted share increased 53.6% to $0.43 from $0.28. The adjusted results exclude transaction-related expenses of $18.4 million and $1.6 million for the first quarter of 2015 and 2014, respectively, and exclude a slight gain on foreign currency derivatives for the first quarter of 2015. Weighted average shares outstanding increased 24.6% for the first quarter of 2015 from the first quarter of 2014, primarily due to the issuance of common stock in June 2014 and February 2015 related to acquisitions. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

“Acadia produced strong first quarter growth in revenue and adjusted EPS, primarily reflecting the acquisitions of CRC Health Group in the latest quarter and Partnerships in Care (PiC) in July 2014,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “In aggregate, we completed six acquisitions over the latest 12 months ended March 31, 2015, bringing 61 inpatient behavioral health facilities to Acadia with more than 3,800 beds, as well as 88 comprehensive treatment facilities (CTCs). These acquisitions include our purchase of Quality Addiction Management, also in the first quarter of 2015, which operated seven CTCs.

“We are also pleased to report three additional acquisitions thus far in the second quarter, Pastoral Healthcare, Choice Lifestyle and Vista Healthcare, which added five facilities and 180 beds to our operations in the United Kingdom. As a result of these transactions, we now operate a total of 29 facilities in the U.K., with approximately 1,500 beds.

“In addition to the accretive impact of acquisitions, our first quarter results reflected our continued strong organic growth, driven by the addition of 441 beds primarily to existing facilities during the latest 12 months ended March 31, 2015. We added 185 of these beds during the first quarter, which included the opening of a 90-bed de novo facility in the U.S. and the addition of 39 beds to existing facilities in the U.K.

“Acadia’s same facility revenue increased 8.5% for the quarter, primarily due to new beds added to the same facility base over the previous 12 months, as well as to our continuing initiatives to build revenue at each facility. Same facility patient days grew 9.9% for the first quarter, and revenue per patient day decreased 1.2%. The growth in same facility revenue produced additional operating leverage, which, combined with our efforts to improve facility productivity and efficiency, resulted in a 40 basis point increase in our same facility EBITDA margin to 24.1% for the quarter. Acadia’s consolidated adjusted EBITDA for the first quarter increased 100.4% to $78.7 million from $39.3 million for the first quarter of 2014, while our consolidated adjusted EBITDA margin increased 200 basis points to 21.5%.”

Acadia today increased its guidance for 2015 adjusted earnings per diluted share to a range of $2.11 to $2.15 from the previous range of $2.03 to $2.10. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its first quarter financial results at 9:00 a.m. Eastern Time on Wednesday, April 29, 2015. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investor Relations” section of the website. The webcast of the conference call will be available through May 14, 2015.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including the PiC and CRC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 208 behavioral healthcare facilities with approximately 8,600 beds in 37 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$374,158	$206,119
Provision for doubtful accounts	(8,375)	(4,701)
Revenue	365,783	201,418

Salaries, wages and benefits (including equity-based compensation expense of $3,894 and $1,764, respectively)	205,871	117,575
Professional fees	22,427	10,382
Supplies	16,254	10,064
Rents and leases	5,886	2,769
Other operating expenses	40,527	23,110
Depreciation and amortization	13,104	5,436
Interest expense, net	22,146	9,707
Gain on foreign currency derivatives	(53)	-
Transaction-related expenses	18,416	1,579
Total expenses	344,578	180,622
Income from continuing operations before income taxes	21,205	20,796
Provision for income taxes	6,613	7,775
Income from continuing operations	14,592	13,021
Income from discontinued operations, net of income taxes	2	37
Net income	$14,594	$13,058

Basic earnings per share:
Income from continuing operations	$0.23	$0.26
Income from discontinued operations	-	-
Net income	$0.23	$0.26

Diluted earnings per share:
Income from continuing operations	$0.23	$0.26
Income from discontinued operations	-	-
Net income	$0.23	$0.26

Weighted-average shares outstanding:
Basic	62,530	50,120
Diluted	62,894	50,486

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2015	2014
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$38,032	$94,040
Accounts receivable, net of allowance for doubtful accounts of $24,096 and $22,449, respectively	172,938	118,378
Deferred tax assets	36,812	20,155
Other current assets	77,596	41,570
Total current assets	325,378	274,143
Property and equipment, net	1,229,677	1,069,700
Goodwill	1,904,055	802,986
Intangible assets, net	58,508	21,636
Deferred tax assets - noncurrent	40,494	13,141
Other assets	69,033	41,984
Total assets	$3,627,145	$2,223,590

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$35,309	$26,965
Accounts payable	64,918	48,696
Accrued salaries and benefits	68,711	59,317
Other accrued liabilities	61,722	30,956
Total current liabilities	230,660	165,934
Long-term debt	2,018,681	1,069,305
Deferred tax liabilities - noncurrent	46,635	63,880
Other liabilities	81,382	43,506
Total liabilities	2,377,358	1,342,625
Equity:
Common stock	654	592
Additional paid-in capital	1,230,856	847,301
Accumulated other comprehensive loss	(97,759)	(68,370)
Retained earnings	116,036	101,442
Total equity	1,249,787	880,965
Total liabilities and equity	$3,627,145	$2,223,590

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Operating activities:
Net income	$14,594	$13,058
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	13,104	5,436
Amortization of debt issuance costs	1,468	644
Equity-based compensation expense	3,894	1,764
Deferred income tax expense	19,224	2,231
Income from discontinued operations, net of taxes	(2)	(37)
Gain on foreign currency derivatives	(53)	-
Other	378	13
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(6,957)	(8,694)
Other current assets	(23,758)	952
Other assets	(636)	(1,576)
Accounts payable and other accrued liabilities	1,274	(1,839)
Accrued salaries and benefits	(5,022)	(5,407)
Other liabilities	580	770
Net cash provided by continuing operating activities	18,088	7,315
Net cash provided by discontinued operating activities	134	31
Net cash provided by operating activities	18,222	7,346

Investing activities:
Cash paid for acquisitions, net of cash acquired	(49,618)	(10,000)
Cash paid for capital expenditures	(52,879)	(21,649)
Cash paid for real estate acquisitions	(1,722)	(16,097)
Other	(383)	(178)
Net cash used in investing activities	(104,602)	(47,924)

Financing activities:
Borrowings on long-term debt	875,000	7,500
Borrowings on revolving credit facility	93,000	40,500
Principal payments on long-term debt	(7,938)	(1,875)
Repayment of assumed CRC debt	(904,467)	-
Payment of debt issuance costs	(22,191)	(3,491)
Common stock withheld for minimum statutory taxes, net	(5,110)	(2,112)
Excess tax benefit from equity awards	4,310	2,730
Net cash provided by financing activities	32,604	43,252

Effect of exchange rate changes on cash	(2,232)	-

Net (decrease) increase in cash and cash equivalents	(56,008)	2,674
Cash and cash equivalents at beginning of the period	94,040	4,569
Cash and cash equivalents at end of the period	$38,032	$7,243

Effect of acquisitions:
Assets acquired, excluding cash	$1,428,566	$10,500
Liabilities assumed	(998,738)	-
Issuance of common stock in connection with acquisition	(380,210)	-
Prior year deposits paid for acquisitions	-	(500)
Cash paid for acquisitions, net of cash acquired	$49,618	$10,000

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended March 31,
	2015	2014	% Change
Same Facility Results
Revenue	$217,691	$200,564	8.5%
Patient Days	326,338	297,057	9.9%
Admissions	21,070	17,918	17.6%
Average Length of Stay (a)	15.5	16.6	-6.6%
Revenue per Patient Day	$667	$675	-1.2%
EBITDA margin	24.1%	23.7%	40 bps

U.S. Facility Results
Revenue	$290,507	$200,564	44.8%
Patient Days	424,413	297,057	42.9%
Admissions	25,444	17,918	42.0%
Average Length of Stay (a)	16.7	16.6	0.6%
Revenue per Patient Day	$684	$675	1.4%
EBITDA margin	26.3%	23.7%	260 bps

U.K. Facility Results
Revenue	$73,315
Patient Days	103,835
Admissions	249
Average Length of Stay (a)	417.0
Revenue per Patient Day	$706
EBITDA margin	25.7%

Total Facility Results
Revenue	$363,822	$200,564	81.4%
Patient Days	528,248	297,057	77.8%
Admissions	25,693	17,918	43.4%
Average Length of Stay (a)	20.6	16.6	24.0%
Revenue per Patient Day	$689	$675	2.0%
EBITDA margin	26.2%	23.7%	250 bps

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(in thousands)

Net income	$14,594	$13,058
Income from discontinued operations	(2)	(37)
Provision for income taxes	6,613	7,775
Interest expense, net	22,146	9,707
Depreciation and amortization	13,104	5,436
EBITDA	56,455	35,939

Adjustments:
Equity-based compensation expense (a)	3,894	1,764
Gain on foreign currency derivatives (b)	(53)	-
Transaction-related expenses (c)	18,416	1,579
Adjusted EBITDA	$78,712	$39,282

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income from
Continuing Operations
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(in thousands, except per share amounts)

Income from continuing operations	$14,592	$13,021
Provision for income taxes	6,613	7,775
Income from continuing operations before income taxes	21,205	20,796

Adjustments to income from continuing operations:
Gain on foreign currency derivatives (b)	(53)	-
Transaction-related expenses (c)	18,416	1,579
Income tax provision reflecting tax effect of adjustments to income from continuing operations (d)	(12,464)	(8,366)
Adjusted income from continuing operations	$27,104	$14,009

Weighted-average shares outstanding - diluted	62,894	50,486

Adjusted income from continuing operations per diluted share	$0.43	$0.28

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K. in April 2015.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 31.5% for the three months ended March 31, 2015 and 37.4% for the three months ended March 31, 2014.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President